                                                                  EXHIBIT 2.1(a)

                                  AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

              THIS AMENDMENT made as of September 25, 1997 (this "Amendment") to that certain Agreement of Purchase and Sale made as of the 29/th/ day of August, 1997 (the "Original Agreement") by and among Miss Erika, Inc., a Delaware corporation, Terbem Limited, a British Virgin Islands corporation, Bobst Investment Corp., a British Virgin Islands corporation, TCRI Offshore Partners C.V., a Netherlands Antilles corporation, TCR International Partners L.P., a Delaware limited partnership, Stuart Bregman,

Howard Zwilling, Sidney Goldstein, Christian Baillet, ME Acquisition Corp., a Delaware corporation, and Norton McNaughton, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise herein, shall have the meanings assigned to such terms in the Original Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, parties hereto desire to amend the Original Agreement as set forth herein.

              NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Original Agreement, and intending to be legally bound, the parties hereto hereby agree as follows:

  Section 1. The first sentence of Section 2.02(b)(viii) of the Original Agreement is hereby amended by replacing the phrase "require Norton, within 45 days of Norton's receipt of the Security Notice, either" with the phrase "require Norton, within 45 days of Norton's receipt of the Security Notice, to do one of the following, as chosen by Norton,".

  Section 2. The definition of "EBITDA" in Section 14.01 of the Original Agreement is hereby amended by adding the following paragraph at the end thereof:

              "(y) If the Purchaser shall create an Inventory reserve on its opening balance sheet as at the Closing Date in addition to the Inventory reserve on the Company's balance sheet as at the day before the Closing Date (an "Additional Inventory Reserve") and such Additional Inventory Reserve is subsequently reduced during the year ending October 31, 1998 or the year ending November 6, 1999, then in calculating EBITDA for each such year there shall be subtracted an amount equal to one-half of the reduction to the Additional Inventory Reserve during such year."

  Section 3. The Original Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

  Section 4.  The provisions of Sections 13.01, 13.02, 13.03, 13.05, 13.06,
13.07, 13.08, 13.09, 13.13 and 13.17 of the Original Agreement shall apply equally to this Amendment.

                            *          *          *
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          IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

                         MISS ERIKA, INC.

                         By:________________________________
                            Name:
                            Title:

                         ME ACQUISITION CORP.

                         By:________________________________
                            Name:
                            Title:

                         NORTON MCNAUGHTON, INC.

                         By:________________________________
                            Name:
                            Title:

                         TRIUMPH CAPITAL, L.P. II

                         By Triumph Management, L.P., its general partner

                         By:________________________________
                            Name:
                            Title:

                         TERBEM LIMITED

                         By_________________________________
                           Name:
                           Title:  Attorney-in-Fact

                         BOBST INVESTMENT CORP.

                         By:________________________________
                           Name:
                           Title:  Attorney-in-Fact

                         TCRI OFFSHORE PARTNERS C.V.

                         By Three Cities Management Partners, L.P., its general partner

                         By Three Cities Research, Inc., its general partner


                         By__________________________________
                           Name:
                           Title:

                         TCR INTERNATIONAL PARTNERS L.P.

                         By Three Cities Management Partners, L.P., its general partner

                         By Three Cities Research, Inc., its general partner

                         By__________________________________
                           Name:
                           Title:


                         ____________________________________
                                    Stuart Bregman



                         ___________________________________
                                    Howard Zwilling



                         ___________________________________
                                    Sidney Goldstein



                         ___________________________________
                                    Christian Baillet